SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

|_|	Preliminary Information Statement
|_|	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))
| X |	Definitive Information Statement

ADVANTAGE CAPITAL DEVELOPMENT CORP.

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(Name of Registrant As Specified In Its Charter)

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ADVANTAGE CAPITAL DEVELOPMENT CORP.

19066 N.E. 29th Avenue

Aventura, Florida 33180

(305) 749-1186

Dear Stockholders:

This Information Statement is being furnished to the holders of shares of the common stock of Advantage Capital Development Corp. (the “Company”), a Nevada corporation. The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you that:

(1)

On or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing the withdrawal of the Company’s election to be treated as a Business Development Company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”); and 20 calendar days after the mailing of this Information Statement, the Board will be filing a Withdrawal Notice with the Securities and Exchange Commission (the “SEC”) to withdraw the Company’s election to be treated as a BDC.

(2)

On or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing the sale of any and all of the assets of the Company, if the business operations of the Company are not successful or such sale is necessary in the sole discretion of the Board to either assist in compliance or to withdraw the Company’s election to be treated as a BDC, or if the Board of Director deems such sale to be in the best interest of the Company and its shareholders.

(3)

On or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing in the Board of Director’s sole discretion, up to a 1 to 20 reverse split of the Company’s common stock, contingent upon the effectiveness of the withdrawal of election to be treated as a BDC.

This Information Statement is being mailed on or about May 2, 2006 to stockholders of record as of the close of business on March 20, 2006.You are urged to read the enclosed Information Statement in its entirety.

Very truly yours,

/s/ Jeffrey Sternberg
Jeffrey Sternberg
Chief Executive Officer

ADVANTAGE CAPITAL DEVELOPMENT CORP.

19066 N.E. 29th Avenue

Aventura, Florida 33180

(305) 749-1186

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INFORMATION STATEMENT

PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14c-2 THEREUNDER

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May 1, 2006

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.001 per share (the “Common Stock”), of Advantage Capital Development Corp., a Nevada corporation (the “Company”), to notify such Stockholders of the following:

(1)

On or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing the withdrawal of the Company’s election to be treated as a Business Development Company (“BDC”) under the Investment Company Act of 1940 (the “Investment Company Act”); and 20 calendar days after the mailing of this Information Statement, the Board will be filing a Withdrawal Notice with the Securities and Exchange Commission (the “SEC”) to withdraw the Company’s election to be treated as a BDC.

(2)

On or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing the sale of any and all of the assets of the Company, if the business operations of the Company are not successful or such sale is necessary in the sole discretion of the Board to either assist in compliance or to withdraw the Company’s election to be treated as a BDC, or if the Board of Director deems such sale to be in the best interest of the Company and its shareholders.

(3)

On or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing in the Board of Director’s sole discretion, up to a 1 to 20 reverse split of the Company’s common stock, contingent upon the effectiveness of the withdrawal of election to be treated as a BDC.

        On March 6, 2006, the Board of Directors of the Company approved the above actions, subject to Stockholder approval. The Majority Stockholders approved the actions by written consent in lieu of a meeting on March 6, 2006 in accordance with the Nevada General Corporations Law. Accordingly, your consent is not required and is not being solicited in connection with the approval of the actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on March 20, 2006, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about May 2, 2006 to all Stockholders of record as of the Record Date. You are urged to read the enclosed Information Statement in its entirety.

APPROVAL OF THE WITHDRAWAL OF THE COMPANY’S ELECTION AS A BDC

Background

The Company is a closed-end management investment company, which elected, on August 12, 2004, to be regulated as a BDC as that term is defined in Section 54 of the Investment Company Act. As a BDC, the Company is subject to some of the provisions of the Investment Company Act applicable to registered closed-end investment companies. BDCs, however, generally are provided greater flexibility with respect to management compensation, capital structure, transactions among affiliates and other matters than registered closed-end investment companies. Nevertheless, as a BDC, the Company remains subject to significant regulation of its activities, as described below under “Investment Company Act Provisions Applicable to BDCs.”

Since the Company’s election to be regulated as a BDC, the Company’s business has been to invest in the securities of portfolio companies attractive to the Company, rather than to operate as an operating company. The Board has determined, however, that in the current environment the Company would be better served to focus its efforts on the operation of businesses rather than acting as a passive investor. In consideration of the contemplated future operations of the Company, the Board has evaluated and discussed the feasibility of the Company continuing as a BDC. The Board believes that, given the changing nature of the Company’s business and investment focus from investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company whose focus will be on purchasing or otherwise acquiring businesses to be operated directly by the Company, the significant regulatory regime governing BDCs is no longer appropriate and may in fact negatively affect the Company’s future growth. The Board believes that the Company’s future activities will not require it to be regulated under the Investment Company Act as it will qualify for an exemption from the definition of “investment company.”. The Company will consider engaging in operational activities in one of the following types of businesses: factoring, manufacturing, business consultation, or internet technology.

Section 58 of the Investment Company Act provides that a BDC may not change the nature of its business, so as to cease to be or withdraw its election as a BDC, unless it is authorized to do so by a majority of its issued and outstanding voting securities. On March 6, 2006, the holders of 10,586,264 shares (representing approximately 51.09% of the issued and outstanding shares of the Company’s common stock as of the date hereof) adopted a Written Consent which authorized and approved the withdrawal of the Company’s election to be treated as a BDC as soon as practicable so that the Company may begin conducting business as an operating company rather than as a BDC.

The withdrawal of the Company’s election to be treated as a BDC will become effective upon receipt by the SEC of the Company’s application for withdrawal. The Company does not anticipate filing the application of withdrawal until it can be reasonably certain that it will not be deemed to be an investment company without the protection of its BDC election. After the Company’s application for withdrawal of its BDC election is filed with the SEC, the Company will no longer be subject to the regulatory provisions of the Investment Company Act applicable to BDCs generally, including regulations related to its capital structure, custody, composition of its Board, affiliated transactions and stock compensation arrangements. Shareholder approval for withdrawal of the Company’s election to be treated as a BDC is valid for one year following the date of such approval. If no application for withdrawal is filed for the one year following March 6, 2006, the Company will be required to present the matter to the shareholders again for approval prior to filing a withdrawal application.

The Company is using maximum efforts to qualify for this change of status and has undertaken several steps to meet the requirements for withdrawal of its election to be treated as a BDC, including (i) preparing a plan of operations in contemplation of such a change to the status of the Company and (ii) consulting with outside counsel as to the requirements for withdrawing its election as a BDC and exemption or exclusion from being deemed an “investment company” under the Investment Company Act. As of the date hereof, the Company believes that it meets the requirements for filing an application to withdraw its election to be treated as a BDC.

Investment Company Act Provisions Applicable to BDCs

Generally, to be eligible to elect BDC status, a company must engage in the business of investing in and offering significant managerial assistance to eligible portfolio companies, as that term is defined in the Investment Company Act. To qualify as a BDC, a company must (i) be a domestic company; (ii) have registered a class of its securities or have filed a registration statement with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “Exchange Act”); (iii) operate for the purpose of investing in the securities of eligible portfolio companies; (iv) offer to extend significant managerial assistance to such eligible portfolio companies; and (v) file (or, under certain circumstances, intend to file) a notice of election with the SEC.

The Investment Company Act imposes, among others, the following regulations on BDCs, which are intended to protect the investors of investment companies:

o A BDC may not change the nature of its business or fundamental investment policies without the prior approval of the shareholders;

o A BDC must carry its investments at their market value if a public trading market exists for its portfolio securities or at fair value if one does not (rather than at cost as operating companies do) in its financial reports;

o The composition of a BDC’s board is restricted (e.g., a majority of its members must be independent);

o A BDC may only engage in transactions with affiliates of the BDC under certain circumstances;

o The issuance of senior equities and debt securities by a BDC is subject to certain asset coverage limitations;

o	There is a limitation on the amount of leverage a BDC can undertake;

o	A BDC’s right to issue options, rights and warrants to purchase its stock is restricted;

o There are prohibitions and restrictions on investing in certain types of companies, such as brokerage firms, insurance companies and other investment companies;

o There are limits on the types of assets that a BDC may acquire. A BDC may not acquire any asset other than “qualifying assets” unless, at the time the acquisition is made, such “qualifying assets” represent at least 70% of the value of the BDC’s total assets. “Qualifying Assets” generally include: (i) securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer is an eligible portfolio company; an eligible portfolio company is defined as any issuer that (a) is organized and has its principal place of a business in the United States, (b) is not an investment company other than a SBIC wholly-owned by the BDC, and (c) does not have any class of publicly-traded securities with respect to which a broker may extend credit; (ii) securities received in exchange for or distributed with respect to securities described above, or pursuant to the exercise of options, warrants or rights relating to such securities; and (iii) cash, cash items, Government securities, or high quality debt securities maturing in one year or less from the time of investment. A BDC may invest in public company securities and other investments that are not “qualifying assets” but such investments may not exceed 30% of the BDC’s total asset value at the time of such investment;

o A BDC generally may not issue common stock at a per share price less than the then-current net asset value of the common stock without the prior approval of shareholders; and

o	A BDC is restricted in its ability to repurchase its shares directly from shareholders.

Effect of Withdrawal of Election to Be Regulated As a BDC

If the Company ceases to be regulated as a BDC, the Company will no longer be subject to regulation under the Investment Company Act, including the provisions intended to protect the interests of investors in investment companies listed above. However, the Board would be subject to customary principles of fiduciary duty with respect to a corporation and its shareholders.

In addition, in the event that the Company withdraws its election to be treated as a BDC and becomes an operating company, the fundamental nature of the Company’s business will change from that of investing in a portfolio of securities, with the goal of achieving gains on appreciation and dividend income, to that of being actively engaged in the ownership and management of its businesses, with the goal of generating income from the operations of those businesses. The withdrawal of the Company’s election as a BDC under the Investment Company Act will result in a significant change in the Company’s method of accounting. BDC financial statement presentation and accounting utilizes the value method of accounting used by investment companies, which allows BDCs to recognize income and value their investments at market value as opposed to historical cost. As an operating company, the required financial statement presentation and accounting for securities held will be either fair value or historical cost methods of accounting, depending on the classification of the investment and the Company’s intent with respect to the period of time it intends to hold the investment. Change in the Company’s method of accounting could reduce the market value of its investments in privately held companies by eliminating the Company’s ability to report an increase in value of its holdings as the increase occurs. Also, as an operating company, the Company would have to consolidate its financial statements with subsidiaries, thus eliminating the portfolio company reporting benefits available to BDCs.

The Company does not believe that the withdrawal of its election to be treated as a BDC will have any impact on its federal income tax status, since it has never elected to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code. Electing for treatment as a regulated investment company under Subchapter M generally allows a qualified investment company to avoid paying corporate level federal income tax on income it distributes to its stockholders. Instead, the Company has always been subject to corporate level federal income tax on its income (without regard to any distributions it makes to its stockholders) as a “regular” corporation under Subchapter C of the Code. There will be no change in its federal income tax status as a result of it becoming an operating company.

Withdrawal of the Company’s election to be treated as a BDC will not affect the Company’s registration under Section 12(b) of the Exchange Act. Under the Exchange Act, the Company is required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. Withdrawal of the Company’s election to be treated as a BDC may allow the Company to file its periodic reports on Form 10-KSB and Form 10-QSB, but is not expected to have any other effect on the Company’s obligation to comply with the reporting requirements of the Exchange Act or its common stock trading on the OTC Bulletin Board.

Reasons for the Potential Withdrawal of the Company as a BDC

Given the investment focus, asset mix, business and operations of the Company as planned, the Board has determined that many of the regulatory, financial reporting and other requirements and restrictions imposed by the Investment Company Act discussed above are too restrictive for the Company to fully implement its business strategy. Some examples of these restrictions and how they impact the Company are discussed below. Therefore, the Board believes that it is prudent for the Company to withdraw its election as a BDC as soon as practicable.

o Issuance of Securities other than Common Stock. BDCs are limited or restricted as to the type of securities other than common stock that they may issue. The issuance of convertible securities and rights to acquire shares of common stock (e.g., warrants and options) is restricted primarily to prevent dilution of interests of existing shareholders. In addition, issuances of senior debt and senior equity securities require that certain asset coverage tests and other criteria be satisfied on a continuing basis. This significantly restricts the Company’s ability to raise new capital through the issuance of debt, particularly convertible debt, because the amount of financing raised through debt is limited by the size of the Company’s assets even if a lender is willing to enter into a debt financing transaction. Operating companies, including holding companies operating through subsidiaries, benefit from having maximum flexibility to raise capital through various financing structures and means.

The Company previously issued shares of preferred stock and convertible debentures which are deemed to be “senior securities” as defined under the Investment Company Act and subject to certain restrictions under the Investment Company Act. One of the reasons the Company desires to withdraw its election to be regulated as a BDC is that once the Company is no longer regulated as a BDC, it may continue to issue shares of preferred stock and convertible debentures without limitation as part of the Company’s capitalization strategy. Certain of these securities are owned by affiliates of the Company.

The staff of the SEC (the "Staff") has informally notified us that the Staff has concerns that the Company may have violated provisions of the federal securities laws applicable to BDCs. The Staff has informed us that it is reviewing our filings to determine if any violations have actually occurred. We do not believe that any such violations have occurred. However, as discussed above, the Board believes that the regulations applicable to BDCs are too restrictive to fully implement our business model, and believes that withdrawing our election to be regulated as a BDC will permit the Company to continue to maintain its capitalization strategy without being subject to the restrictions imposed by the Investment Company Act. Withdrawing our election to be regulated as a BDC would not relieve us from liability if the Staff were to determine that any violations had occurred.

o Related Party Transactions. The Investment Company Act significantly restricts among other things (i) transactions involving transfers of property in either direction between the Company and most affiliated persons of the Company (or the affiliated persons of such affiliated persons) and (ii) transactions between the Company and such affiliated persons (or the affiliated persons of such affiliated persons) participating jointly on the one hand and third parties on the other. The Board believes situations may arise in which it is in the Company’s best interests to engage in such transactions. If the Company withdraws its election to be regulated as a BDC, it will no longer be subject to these restrictions. The Board believes that even after de-election to be regulated as a BDC, the stockholders of the Company will be adequately protected by the fiduciary obligations imposed on the Company’s directors under state corporate law, which generally requires that the disinterested members of the Board determine fairness to the Company of an interested-party transaction (provided full disclosure of all material facts regarding the transaction and the interested party’s relationship with the Company is made), and SEC disclosure rules, which require the Company to include specified disclosure regarding transactions with related parties in its SEC filings.

o Business Focus. The nature of the Company’s business is changing from a business that intended to be in the business of investing, reinvesting, owning, holding, or trading in investment securities toward that of an operating company. The Company will also consider acquisition and merger opportunities that are engaged in the business of factoring, manufacturing, or internet technology. The Board believes that BDC regulation would be inappropriate for such activities.

o Issuance of Common Stock. A BDC may not issue shares of its common stock at a price less than the then net asset value per share without prior stockholder approval. Often, the market prices for BDC stocks have been lower than net asset value, thus, making it much more difficult for BDCs to raise equity capital. While this restriction provides stockholders of an investment company with appropriate and meaningful protection against dilution of their indirect investment interest in portfolio securities, the Company’s Board believes that this would essentially be irrelevant to the interests of investors in an operating company, who look to its consolidated earnings stream and cash flow from operations for investment value.

o Compensation of Executives. The Investment Company Act limits the extent to which and the circumstances under which executives of a BDC may be paid compensation other than in cash. For example, the issuance of stock as compensation for services is generally prohibited. The Board believes that after de-election the Company will have greater flexibility in the structuring of employee compensation to retain additional talented and qualified personnel and to more fairly reward and effectively motivate its personnel in accordance with industry practice.

o Eligible Investments. As a BDC, the Company may not acquire any asset other than certain qualifying assets unless, at the time the acquisition is made, qualifying assets represent at least 70% of the value of the total assets of the Company. Because of the limitations on the type of investments the Company may make, as well as the Company’s total asset composition, the Company may not be able to participate in some attractive and prudent investment opportunities as long as the Company remains a BDC.

o Administrative Costs. As a BDC, the Company incurs significant general and administrative costs in order to comply with the regulations imposed by the Investment Company Act. Management devotes considerable time to issues relating to compliance with the Investment Company Act and the Company bears the costs of compliance including legal and accounting fees. The Board believes that resources now being expended on Investment Company Act compliance matters could be utilized more productively if devoted to the operation of the Company’s business. The Board has determined that the costs of compliance with the Investment Company Act are substantial, especially when compared to the Company’s relative size and net income, and that it would therefore be in the financial interests of the stockholders for the Company to cease to be regulated under the Investment Company Act altogether.

The Board believes that the above reasons, among others, indicate that the restrictions of the Investment Company Act would have the effect of dampening market interest in the Company and hindering its financial growth in the future. The Board has determined that the most efficient way to reduce these costs, improve profitability, and eliminate the competitive disadvantages the Company experiences due to compliance with the many requirements and restrictions associated with operating as a BDC under the Investment Company Act would be to withdraw the Company’s election to be treated as a BDC.

Steps Toward Withdrawal

Because of the importance of the withdrawal of the election to be treated as a BDC and becoming qualified as an operating company, the Company is using maximum efforts to qualify for this change of status. The Company has undertaken extensive steps to meet certain procedures relevant to withdrawal of its election to be treated as a BDC, including consultation with outside legal counsel as to the applicability and requirements under the Investment Company Act. The Company, however, does not intend to withdraw its election to be treated as a BDC unless and until it is reasonably assured that thereafter, it will not be required to be regulated as an “investment company” under the Investment Company Act.

Once the Board is satisfied that, after withdrawal of its election to be regulated as a BDC, the Company will not be subject to regulation as an “investment company” under the Investment Company Act, it will file a notice of withdrawal of election to be regulated as a business development company on Form N-54C with the SEC. This notice will become effective upon its filing with the SEC. Under Rule 14c-2 under the Exchange Act, the notice may not be filed with the SEC until at least 20 days after this Information Statement is sent to the Company’s stockholders. The Board expects the filing of the notice and the resulting termination of the Company’s BDC Status to become effective on or about June 15, 2006.

APPROVAL OF THE POTENTIAL SALE OF THE COMPANY’S ASSETS

Once the Board is satisfied that, after withdrawal of its election to be regulated as a BDC, the Company will not be subject to regulation as an “investment company” under the Investment Company Act, it will file a notice of withdrawal of election to be regulated as a business development company on Form N-54C with the SEC. We plan on filing a notice of withdrawal because we intend to change the nature of our business so as to cease to be a business development company. If we are unable to effectively change the nature of our business, we will consider selling substantially all of our assets to another company or merging into or consolidating with another company if the Board believes that it is necessary to either assist in compliance with or to withdraw the Company’s election to be treated as a BDC, and if the Board of Director deems such sale to be in the best interest of the Company and its shareholders.

In preparation for the possible sale of our assets, on or about March 6, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 10,586,264 shares (representing approximately 51.09% of the 20,719,699 issued and outstanding shares of the Company’s common stock as of the date hereof), approving and authorizing the sale of any and all of the assets of the Company, if the business operations of the Company are not successful or such sale is necessary in the sole discretion of the Board to either assist in compliance or to withdraw the Company’s election to be treated as a BDC, and if the Board of Director deems such sale to be in the best interest of the Company and its shareholders.

APPROVAL OF A REVERSE STOCK SPLIT

General

On March 6, 2006, the Board approved a resolution to effect up to a one-for-twenty reverse stock split, contingent upon the effectiveness of the withdrawal of election to be treated as a BDC. Upon the effectuation of this reverse stock split, each twenty shares of our Common Stock will be converted automatically into one share of Common Stock. To avoid the issuance of fractional shares of Common Stock, the Company will issue an additional share to all holders of a fractional share .50 or greater and no additional shares shall be issued to a holder of a fractional share less than .50.

Shareholder approval for a reverse stock split of the Company’s common stock is valid for one year following the date of such approval. If no such reverse stock split is effectuated for the one year following March 6, 2006, the Company will be required to present the matter to the shareholders again for approval prior to effectuating the reverse stock split.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT IS NOT CURRENTLY BEING EFFECTUATED, AND THE EFFECTUATION OF THE STOCK SPLIT IS CONTINGENT UPON THE WITHDRAWAL OF THE COMPANY’S ELECTION TO BE TREATED AS A BDC. THE BOARD WILL HAVE ONE YEAR FROM THE DATE HEREOF TO DECLARE THE REVERSE STOCK SPLIT. HOWEVER, UPON EFFECTUATION, THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

Purpose and Material Effects of the Reverse Stock Split

The Board of Directors had proposed the Reverse Stock Split as one method to attract business opportunities in the Company. When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

We believe that, upon effectuation, the Reverse Stock Split may improve the price level of our Common Stock and that the higher share price could help generate interest in the Company among investors and other business opportunities. However, the effect of a reverse split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after a reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

Upon effectuation, the reverse split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of our stockholders owning a fractional share. In lieu of issuing fractional shares, an additional share will be issued to all holders of a fractional share .50 or greater, and no additional shares shall be issued to a holder of a fractional share less than .50 and the fractional share will be cancelled. The principal effect of a reverse split is that the number of shares of Common Stock issued and outstanding will be reduced proportionately with the reverse split. The number of authorized shares of Common Stock is not affected.

The reverse split will not affect the par value of our Common Stock. As a result, on the effective date of the reverse split, the stated capital on our balance sheet attributable to our Common Stock will be reduced to up to one-twentieth of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

The reverse split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the cancellation of fractional shares. The Common Stock issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Stockholders should recognize that they will own a fewer number of shares than they presently own. While we expect that upon effectuation the reverse split will result in an increase in the potential market price of our Common Stock, there can be no assurance that the reverse split will increase the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (less than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

VOTE REQUIRED AND MANNER OF APPROVAL

For the reasons mentioned above, on March 6, 2006, the Board voted, subject to shareholder approval, to withdraw the Company’s election to be regulated as a BDC. Under Section 58 of the Investment Company Act, the termination of the Company’s status as a BDC must be approved by the holders of a majority of the voting power of the Company. Under Nevada General Corporations Law, shareholders of the Company may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the corporation. The Company has no class of voting stock outstanding other than the shares of common stock. As of the Record Date, there were 20,719,699 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote. Accordingly, a vote or a written consent of the shareholders holding at least 10,359,850 shares of the common stock issued and outstanding is necessary to approve the termination of the Company’s status as a BDC.

On March 6, 2006, the holders of 10,586,264 shares, representing approximately 51.09% of the issued and outstanding shares of the Company’s common stock, as of the Record Date, executed and delivered a Written Consent which authorized and approved the withdrawal of the Company’s election to be treated as a BDC. Accordingly, the approval of at least a majority of the outstanding shares has been obtained. As a result, no vote or proxy is required by the stockholders to approve the withdrawal of the Company’s election to be treated as a BDC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 6, 2006 by (i) each stockholder known by the Company to be a beneficial owner of more than five percent of its outstanding common stock, (ii) each executive officer and director, and (iii) all directors and officers as a group. Information relating to beneficial ownership of common stock by the Company’s principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same security, and a person may be deemed to be a beneficial owner of a security as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 20,719,699 shares of common stock issued and outstanding.

Name	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned

Jeffrey I. Sternberg (1)	250,000	1.20%
Craig Press (2)	165,951	0.80%
David Goldberg (2)	165,951	0.80%
Brian Dvorak (3)	562,286	2.71%
Advantage Fund I, LLC	1,277,029	6.16%
Amar Bahadoorsingh	1,490,000	7.19%
Officers and Directors as a Group (1 Persons)	250,000	1.20%

_______________________

(1)

Mr. Sternberg received 1,750,000 shares of our common stock for services rendered as our officer and director. Such shares were subsequently subject to the 10-1 reverse split undertaken by the Company in September 2004. Additionally, Phoenix Capital Partners, LLC received 75,000 shares of our common stock for consulting services rendered in the fiscal year ending March 31, 2004. Mr. Sternberg is the controlling member of Phoenix Capital Partners, LLC.

(2)	Mr. Press and Mr. Goldberg resigned as directors of the Company on September 30, 2005.
(3)

In July 2004, Mr. Dvorak entered into a resignation agreement and release agreement with the Company pursuant to which he has resigned as President, CEO, CFO, Secretary and Director of the Company. In addition, pursuant to such agreement, Mr. Dvorak agreed to return 2,475,000 shares of the 7,475,000 shares that he held in the Company. To date, the agreement has been entered into but the shares have not been returned to the Company and cancelled of record. The total shares outstanding for the Company reflects the cancellation of the 2,475,000 shares (pre 10-1 forward split undertaken in September 2004) although these shares have not been returned to the Company and cancelled of record.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005;

2.	Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005;

3.	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2005; and

4.	Annual Report on Form 10-KSB for the year ended March 31, 2005.

Interest of Certain Persons In or In Opposition to Matters to be Acted Upon

No person has any interest, direct or indirect, by security holdings or otherwise, in the filing of the Withdrawal Notice which is not shared by all other stockholders.

Nevada General Corporations Law

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirement it may have under the Nevada General Corporations Law. No dissenters’ rights with respect to the receipt of the Written Consent or the filing of the Withdrawal Notice are afforded to the Company’s stockholders under the Nevada General Corporations Law.

Other Matters

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company’s voting stock.

EFFECTIVE DATE OF ACTIONS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on May 22, 2006.

IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE WITHDRAWAL OF ELECTION TO BE REGULATED AS A BDC, PLEASE CONTACT:

Mr. Jeffrey Sternberg

Chief Executive Officer

Advantage Capital Development Corp.

19066 N.E. 29th Avenue

Aventura, Florida 33180

(305) 749-1186

By order of the Board of Directors of
Advantage Capital Development Corp.

/s/ Jeffrey Sternberg
Jeffrey Sternberg
Chief Executive Officer